Exhibit 32
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the accompanying Quarterly Report on Form 10-Q for the period ended June 30, 2006 (the “Report”) of Swift Energy Company (“Swift”) as filed with the Securities and Exchange Commission on August 4, 2006, the undersigned, in his capacity as an officer of Swift, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Swift.

Dated: August 4, 2006
/s/ Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr.
Executive Vice President & Chief Financial Officer

Dated: August 4, 2006
/s/ Terry E. Swift
Terry E. Swift
Chairman of the Board & Chief Executive Officer